Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THAT

WAYNE T. SMITH WILL TRANSITION FROM CHIEF EXECUTIVE OFFICER TO EXECUTIVE CHAIRMAN;

TIM L. HINGTGEN TO BE APPOINTED CHIEF EXECUTIVE OFFICER, EFFECTIVE JANUARY 2021

FRANKLIN, Tenn. (October 27, 2020) – Community Health Systems, Inc. (NYSE: CYH) announced today that Wayne T. Smith, the Company’s Chairman and Chief Executive Officer, will transition from Chief Executive Officer to Executive Chairman of the Board of Directors, effective January 1, 2021. Smith will retain certain strategic and other executive management responsibilities with regard to the future direction of the Company.

The Company plans to appoint Tim L. Hingtgen as Community Health System’s Chief Executive Officer, also effective January 1, 2021. Hingtgen has served as President and Chief Operating Officer since 2016 and as a member of the Company’s Board of Directors since 2017. He began his career with Community Health Systems in 2008 and has been promoted several times to increasing levels of responsibility, including Division President and Executive Vice President of Operations before becoming President and Chief Operating Officer. Hingtgen’s appointment to Chief Executive Officer is part of a longstanding succession plan.

“The Community Health Systems Board of Directors is eternally grateful to Wayne Smith for his leadership as Chief Executive Officer for nearly 23 years, and we are extremely pleased that he will remain involved in setting our organization’s strategic direction and continue to perform certain other management duties as our Executive Chairman,” said Julia B. North, Lead Director of the Community Health Systems Board of Directors. “Wayne has been a true and tireless champion for the healthcare industry, exerting his influence to improve healthcare for millions of patients, as well as for the physicians, nurses and others who provide essential healthcare services in communities across the nation. Wayne and his team have reshaped and positioned Community Health Systems for long-term success, and he is making this important leadership transition at a time when the Company is on a very positive trajectory and optimistic about the future.”

North added, “We are equally enthusiastic about Tim Hingtgen and the operational leadership he has provided during a transformative period for Community Health Systems. Tim is relentlessly focused on improving the competitive position of our markets, achieving operational excellence, and most importantly, enabling safe, quality, compassionate care for patients. Tim has a strong track record of producing tangible and meaningful results. He is an energetic leader who is ready to assume the important responsibilities of Chief Executive Officer. Tim has the complete confidence of our Board, and he is surrounded by a highly committed, high functioning group of leaders who support and share a commitment to leading Community Health Systems forward.”

Over the past few years, Smith and Hingtgen, along with other Company leaders, have worked together to complete a portfolio optimization initiative that has reshaped the organization into a stronger group of growth-oriented healthcare systems. At the same time, the Company has invested in its core markets, extended maturities and reduced debt, and implemented clinical, operational, and margin improvement strategies that are expected to drive long-term results.

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CYH Announces that Wayne T. Smith Will Transition from Chief Executive Officer to Executive Chairman; Tim L. Hingtgen to be Appointed Chief Executive Officer, Effective January 2021

October 27, 2020

“It has been a privilege, an honor, and truly one of the greatest experiences of my life to serve as Chief Executive Officer of Community Health Systems,” said Wayne T. Smith, Chairman and Chief Executive Officer. “Over more than two decades, my confidence in this Company has never wavered. Our commitment to caring for patients and providing value for our communities has always come first – no matter the challenges – and we are proud that we have made a positive difference in the lives of millions of people. I have been fortunate, and I am very grateful, to have worked with incredibly smart and dedicated people who want to make healthcare better. I’m optimistic about the future of the Company under Tim’s leadership. He is passionate about quality patient care, and he is committed to strategies that will advance healthcare delivery for years to come. I know Tim will be an effective and outstanding Chief Executive Officer for our company.”

“I look forward to serving Community Health Systems at the next level of leadership, which is both humbling and gratifying, especially in an organization that provides high-quality, essential services in communities across the country,” said Tim L. Hingtgen, President and Chief Operating Officer. “I am honored to work with capable, committed leaders across our organization, to focus my energy on strong collaboration, to support the work of our frontline caregivers, and to promote growth across all of our markets. I am also deeply grateful to Wayne Smith for his leadership of our organization and for the opportunity to work closely with him these past few years. I could not be more appreciative to Wayne and our Board of Directors for their support, confidence and trust.”

About Wayne T. Smith

Wayne T. Smith is Chairman of the Board and Chief Executive Officer of Community Health Systems, Inc. Mr. Smith joined the Company in January 1997 as President, a position he held until January 2014. Since April 1997, he has served as Chief Executive Officer and as a member of the Board of Directors. In 2001, Smith was elected Chairman of the Board.

Prior to joining Community Health Systems, Smith was President and Chief Operating Officer of Humana Inc., where he served in various management positions during 23 years with that company and as a director from 1993 to 1996. Mr. Smith also serves on the Board of Trustees of Auburn University and currently serves as the President Pro Tempore. He previously served on the Board of Directors of Praxair from July 2001 until its merger with Linde AG in October 2018, with service initially on Praxair’s audit committee and later on its compensation committee.

Smith is one of the most tenured executives in the healthcare industry. He is past-Chairman of the Board of the Federation of American Hospitals. He is also past-Chairman and a former board member of both the Nashville Area Chamber of Commerce and the Nashville Health Care Council. Smith has been named one of the 100 Most Influential People in Healthcare each of the 18 years Modern Healthcare has published the peer voted list, one of only three people to be named to the list every year since its inception. Institutional Investor magazine has named Mr. Smith a Top Chief Executive Officer for the healthcare facilities sector several times since 2008. Smith has also been honored on several occasions as being one of the top chief executive officers in the institutional provider segment of the healthcare sector.

Smith earned both bachelor’s and master’s degrees from Auburn University, and he also earned a master’s degree in healthcare administration from Trinity University in San Antonio, Texas.

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CYH Announces that Wayne T. Smith Will Transition from Chief Executive Officer to Executive Chairman; Tim L. Hingtgen to be Appointed Chief Executive Officer, Effective January 2021

October 27, 2020

About Tim L. Hingtgen

Tim L. Hingtgen has more than 20 years of executive level healthcare management experience and currently serves as the Company’s President and Chief Operating Officer. He is responsible for the Company’s strategic and operational priorities, and he provides oversight and direction to senior corporate and regional operations leaders who directly support the Company’s affiliated hospitals.

Hingtgen joined Community Health Systems in 2008 as a Vice President of Division Operations. In January 2014, he was promoted to Division President and oversaw the operations of affiliated hospitals in the western United States. In May 2016, Hingtgen was promoted to Executive Vice President of Operations and in September 2016, he was named President and Chief Operating Officer. He has served on the Company’s Board of Directors since May 2017.

Prior to joining Community Health Systems, Hingtgen held Chief Executive Officer and Chief Operating Officer positions at hospitals in Arizona, Indiana and Nevada. Hingtgen earned his bachelor’s degree at the University of Iowa and has a master’s degree in business administration from the University of Nevada, Las Vegas.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 89 affiliated hospitals in 16 states with an aggregate of approximately 14,000 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:	Media Contact:
Kevin Hammons, 615-465-7000	Tomi Galin, 615-628-6607
Executive Vice President and Chief Financial Officer	Senior Vice President, Corporate
or	Communications, Marketing and Public Affairs
Ross W. Comeaux, 615-465-7012
Vice President – Investor Relations

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